Exhibit 99.1

News For Immediate Release

WildHorse Resource Development Corporation Announces Closing of the Eagle Ford

Acquisition, Borrowing Base Increase to $650 Million, and Election of Board Members

HOUSTON, June 30, 2017 – WildHorse Resource Development Corporation (NYSE:WRD), today announced the closing of the previously announced acquisition of approximately 111,000 net acres in the East Texas Eagle Ford from the Anadarko Petroleum Corporation (“APC”) and affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”). After customary purchase price adjustments, WRD paid $594.4 million to close the transaction, consisting of $533.6 million in cash and approximately 5.5 million shares of WRD common stock valued at $60.8 million.

“With the closing of this strategic acquisition, WildHorse is now the second largest operator in the Eagle Ford trend with approximately 385,000 net acres. The acquisition acreage almost perfectly overlaps our existing position and is 95% held by production. Furthermore, we have added 711 net locations at our 91 boe per foot type curve which gives us over 8 years of additional drilling inventory at our current pace,” said Jay Graham, Chairman and Chief Executive Officer of WRD. “We are very excited about getting to work on the consolidated position. In the second quarter of 2017, we have already brought online 6 wells adjacent to the acquired acreage, and we plan to drill several wells directly on the new acreage in the third quarter. In addition, with an increase of our borrowing base to $650 million and the closing of our preferred stock issuance, our balance sheet remains strong, enabling us to develop this tremendous asset,” added Jay Graham.

Borrowing Base Increased to $650 million from $450 million

WRD also announced today that the borrowing base under its $1.0 billion multi-year revolving credit facility was increased by its 15-lender bank group to $650 million from $450 million in connection with the closing of the acquisition. WRD’s revolving credit facility matures in December 2021. The financial covenants remain unchanged.

Closing of Transaction Financing

In conjunction with the closing of the acquisition, WRD closed the previously announced transaction financing of $435 million in Series A Perpetual Convertible Preferred Stock (“Preferred Stock”) issued to The Carlyle Group (“Carlyle”), through its U.S. buyout fund Carlyle Partners VI. The preferred stock’s dividend of 6% is payable either in cash, preferred stock, or a combination thereof at WRD’s option. The dividend will terminate permanently after two and a half years if WRD’s share price is equal to or greater than 130% of the conversion price, or $18.07. Carlyle has a right to convert at conversion price of $13.90 in one year, and WRD has the right to force conversion after four years of issuance at a 140% premium to the conversion price, or $19.46.

Election of Brian A. Bernasek and Martin W. Sumner to the Board of Directors

In connection with the closing of the transaction, WRD’s Board of Directors has elected two representatives from The Carlyle Group to the Board of Directors, Brian A. Bernasek and Martin W. Sumner.

Brian A. Bernasek is a Managing Director of The Carlyle Group and head of the firm’s Global Industrial and Transportation team. Prior to joining Carlyle in 2000, Mr. Bernasek held positions in New York with Investcorp International, a private equity firm, and Morgan Stanley & Co., in its Investment Banking Division. Mr. Bernasek is a graduate of the University of Notre Dame and received his M.B.A. from the Harvard Business School. He is currently also a member of the Board of Directors of Accudyne Industries, Atotech BV, Novolex Holdings, Inc., and Signode Industrial Group. He previously served on the Board of Directors of Allison Transmission, Inc. (NYSE: ALSN), HD Supply, Inc. (NYSE:HDS) and The Hertz Corporation (NYSE:HTZ), among others.

Martin W. Sumner is a Managing Director of The Carlyle Group where he focuses on investment opportunities in the industrial and transportation sectors. Mr. Sumner has been at The Carlyle Group since 2003 and has led or been a key contributor to the firm’s energy and chemical related investments. Prior to joining Carlyle, he held positions with Thayer Capital Partners, a private equity firm and the strategy consulting group of Mercer Management Consulting. Mr. Sumner received his M.B.A. from Stanford University, where he was an Arjay Miller Scholar and a B.S. in Economics, magna cum laude, from the Wharton School of the University of Pennsylvania. He is currently also a member of the Board of Directors of Atotech BV and AxleTech International. He previously served on the Board of Directors of Axalta Coating Systems (NYSE: AXTA) and Centennial Resource Production, among others.

Expanded 2018-19 Oil Hedge Positions in the Second Quarter of 2017

As previously noted in the company’s June presentation, WRD has significantly increased its 2018-19 oil hedge positions in the second quarter of 2017. WRD hedged over 4.0 million barrels of oil with a combination of swaps and puts and now has a weighted average price of $52.95 per barrel on approximately 5.6 million barrels of oil in 2018 and a weighted average price of $53.38 per barrel on approximately 3.7 million barrels of oil in 2019.

Based on the mid-point of 2017 guidance, WRD is hedged on approximately 62% of 2017 production for the last nine months of the year at a total weighted average price of $53.64 per barrel of crude and $3.09 per MMBtu of natural gas. The 2017 hedges utilize a combination of fixed price swaps, collar contracts and put contracts which together establish improved downside price protection, while providing upside price participation in an improving commodity price environment.

About WildHorse Resource Development Corporation

WildHorse Resource Development Corporation is an independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale in East Texas and the Over-Pressured Cotton Valley in North Louisiana. For more information, please visit our website at www.wildhorserd.com.

Cautionary Statements and Additional Disclosures

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “plans,” “seeks,” “believes,” “estimates,” “could,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond WRD’s control. All statements, other than historical facts included in this press release, that address activities, events or developments that WRD expects or anticipates will or may occur in the future, including such things as WRD’s future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, future drilling locations and inventory, competitive strengths, goals, expansion and growth of WRD’s business and operations, plans, successful consummation and integration of acquisitions and other transactions, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although WRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

WRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond WRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in WRD’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by WRD will be realized, or even if realized, that they will have the expected consequences to or effects on WRD, its business or operations. WRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

WildHorse Resource Development Corporation

Pearce Hammond, CFA (713) 255-7094

Vice President, Investor Relations

ir@wildhorserd.com